EXHIBIT 99.1
FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES FIRST QUARTER 2015 RESULTS

The Woodlands, Texas (May 8, 2015) - TETRA Technologies, Inc. (NYSE:TTI) today announced a first quarter 2015 loss per share of $(0.03), excluding Maritech and other charges, which compares to a loss of $(0.04) per share in the first quarter of 2014, also excluding Maritech and other charges. First quarter 2015 revenue of $250 million increased 18% from the first quarter of 2014 primarily as a result of the acquisition of Compressor Systems, Inc. (“CSI”) on August 4, 2014 by CSI Compressco LP.

Consolidated GAAP first quarter 2015 earnings per share attributable to TETRA stockholders including Maritech and other charges were a loss of $(0.06), which compares to a loss of $(0.09) in the first quarter of 2014.

Highlights include:

•
Continued strength in the Fluids Division resulted in a sequential improvement in adjusted pretax margins. This was driven primarily by increased volumes of completion fluids sold both onshore and offshore in the Gulf of Mexico and internationally, and strong sales of chemical products.

•	On April 21, 2015, CSI Compressco declared a quarterly distribution of $0.495 per outstanding unit. For additional information, please refer to CSI Compressco’s press release dated May 7, 2015.

•
Payment of the $90 million Senior Notes that matured on April 30, 2015 with the proceeds of the $50 million Senior Secured Note issued to Wells Fargo on that day and a $40 million drawdown on our existing revolving line of credit.

First Quarter 2015 Results, Excluding Unusual Charges and Maritech

	Three Months Ended		Change
	March 31, 2015	March 31, 2014	2015 vs. 2014
	(In Thousands, Except per Share Amounts)
Revenue	$249,586	$211,481	18%
Income (loss) before taxes(1)	(2,078)	(4,118)	50%
Net income attributable to TETRA shareholders(2)	(2,390)	(3,515)	32%
Diluted EPS attributable to TETRA shareholders(3)	$(0.03)	$(0.04)	25%
Adjusted Pretax operating margin	(0.8)%	(1.9)%	111 bps
Adjusted EBITDA	$50,485	$25,443	98%

(1)	Income before taxes, including unusual charges and Maritech was a loss of $(2.1) million in the first quarter of 2015 and a loss of $(10.7) million in the first quarter of 2014.

(2)
Net income attributable to TETRA shareholders, including unusual charges and Maritech was a loss of $(4.4) million in the first quarter of 2015, and a loss of $(6.9) million in the first quarter of 2014.

(3)	Diluted EPS, including unusual charges and Maritech was a loss of $(0.06) in the first quarter of 2015, and a loss of $(0.09) in the first quarter of 2014. See Schedules E and F for details.

Analysis of First Quarter 2015 Results

Stuart M. Brightman, TETRA's President and Chief Executive Officer, stated, “During the first quarter, we faced significant challenges in certain of our North American onshore businesses. We have taken aggressive steps to reduce costs and expand market share in the impacted operations; however, many of our domestic and international operations continue to perform strongly, and we expect to maintain this performance.

“Revenues in our Fluids Division for the first quarter of 2015 decreased by 10% sequentially and 6% compared to the first quarter of 2014. However, adjusted pretax margins for the Division improved sequentially on pretax profits of $17.8 million in 1Q 2015. This margin improvement was driven by completion services and products activity in the Gulf of Mexico, continued strength in our U.S. land operations, sales of chemical products, and international operations. In the current challenging market environment, we have been able to increase this level of profitability by leveraging our unique manufacturing and service capabilities.

“Our Production Testing Division’s first quarter 2015 adjusted pretax earnings represent a significant sequential decline compared to the fourth quarter of 2014, but an improvement over the first quarter of 2014. The sequential decrease was driven primarily by lower overall market activity, as increases in certain international markets were more than offset by decreases in activity primarily in the U.S. and Canada. Although we have successfully expanded our domestic customer base, the lower activity level has also negatively impacted pricing in some U.S. markets, due to increased competition for a smaller customer spend. We have taken aggressive cost actions in this Division to mitigate this decline, and we will continue to reduce costs as required by business conditions.

“For the first quarter of 2015, our Compression Division reported adjusted pretax earnings of $2.8 million, a decrease from the $5.2 million in adjusted pretax earnings reported for the fourth quarter of 2014. The majority of this decline is attributable to reduced sales of compressor packages due to customer requests. However, we continue to have a significant new unit sales backlog, and expect that revenues for this Division will increase in the second quarter of 2015 and beyond.

“Our Offshore Services segment reported an adjusted pretax loss of $(8.6) million for the first quarter of 2015. This loss, which is attributable to a typical seasonal slowdown in activity and the planned maintenance of significant assets, was slightly below the first quarter of 2014. The Gulf of Mexico market continues to be extremely challenging, and we have taken significant additional cost reduction actions during the first quarter, which included cost reductions of $23 million compared to the same quarter of a year ago. We expect to see a seasonal improvement for this segment during the second quarter.

“We had $(5.7) million of adjusted free cash flow during the first quarter of 2015, which includes distributions from CSI Compressco but excludes amounts spent on Maritech asset retirement obligations (see schedule G for reconciliation to GAAP cash from operations). We expect this number to improve significantly over the remainder of the year as we continue to benefit from reduced capital expenditures, earnings increases, and the reduction of working capital.”

“During the first quarter of 2015, we spent only $0.6 million on Maritech’s remaining abandonment and decommissioning projects, in order to avoid unfavorable weather conditions that are typical for that time of year. We expect to continue work on Maritech’s remaining projects over the balance of 2015.”

Divisional revenues, adjusted pretax earnings/(loss), adjusted pretax margins, and adjusted EBITDA for the first quarter of 2015 versus the first quarter of 2014 are summarized in the table below:

Segment Results	Three Months Ended
	March 31, 2015				March 31, 2014
	Revenue	Income Before Taxes(1)	Pretax Margin(2)	Adjusted EBITDA(3)	Revenue	Income Before Taxes(1)	Pretax Margin(2)	Adjusted EBITDA(3)
	(In Thousands)
Fluids Division	$99,286	$17,849	18.0%	$26,560	$105,145	$16,202	15.4%	$24,028
Production Testing Division	37,101	425	1.1%	6,679	43,638	(1,051)	(2.4)%	6,510
Compression Division	102,889	10,717	10.4%	31,239	29,764	5,346	18.0%	9,268
Offshore Services segment	11,783	(8,638)	N/M	(5,834)	35,330	(7,938)	N/M	(4,579)
Eliminations and other	(1,473)	3	(0.2)%	—	(2,396)	3		—
Subtotal	249,586	20,356	8.2%	58,644	211,481	12,562	5.9%	35,227
Corporate and other	—	(9,531)		(8,159)	—	(11,991)		(9,784)
Interest expense, net - Compression Division	—	(7,906)		—	—	(159)		—
Interest expense, net - TTI, excluding Compression Division	—	(4,997)		—	—	(4,531)		—
Unusual charges and Maritech(4)	1,506	24		—	1,376	(6,564)		—
As reported	251,092	(2,054)	(0.8)%	50,485	212,857	(10,683)	(5.0)%	25,443

(1)	Segment Income Before Taxes are adjusted. Refer to Schedule F for details.

(2)
GAAP pre-tax margins for first quarter 2015 are: Fluids Division, 17.9%; Production Testing Division, 0.1%; Compression Division, 2.3%; and, Offshore Services segment, (73.4)%. GAAP pretax margins for first quarter 2014 are: Fluids Division, 17.6%; Production Testing Division, (6.4)%; Compression Division, 17.4%; and, Offshore Services segment, (22.6)%. Refer to Schedule B for GAAP amounts.

(3)	Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to the nearest GAAP financial measure in Schedule F.

(4)	Refer to Schedule E for details.

Unusual and Other Charges and Maritech

During the first quarter of 2015, TETRA incurred $743,000 of severance expense as staffing levels were adjusted to reflect the lower activity levels. From the high point in 2014, excluding CSI Compressco, the total number of TETRA employees was reduced by 21%, of which the first quarter reduction was 12.5%.

First quarter 2015 earnings included a $2.5 million deferred tax asset valuation allowance for predominately U.S. income tax loss carry-forwards that impacted earnings per share by $0.03. The Company remains in a position to utilize its carry-forwards to offset future cash taxes.

Maritech reported a pre-tax income of $975,000 in the first quarter of 2015.

Net Debt

At March 31, 2015, the cash and debt positions of TETRA and CSI Compressco LP are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them as noted below:

	As of March 31, 2015
	TETRA	CSI Compressco LP
	(In Millions)
Non-restricted cash	$9.0	$25.0

Revolver debt outstanding	92.0	208.0
Current portion of long-term debt	90.0	—
Senior Notes outstanding	215.0	345.0
Net debt	$388.0	$528.0

Conference Call

TETRA will host a conference call to discuss first quarter 2015 results today, May 8, 2015, at 10:30 am ET. The phone number for the call is (888) 347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com.

Investor Contacts

TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules

Schedule A: Consolidated Income Statement (Unaudited)
Schedule B: Financial Results By Segment (Unaudited)
Schedule C: Consolidated Balance Sheet (Unaudited)
Schedule D: Long-Term Debt
Schedule E: First Quarter Unusual Charges
Schedule F: Non-GAAP Reconciliation to GAAP Financials
Schedule G: Non-GAAP Reconciliation to Free Cash Flow
Schedule H: Reconciliation of TETRA Net Debt

Company Overview and Forward Looking Statements

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving.

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2015, anticipated benefits from CSI Compressco following the CSI acquisition, including increases in cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, including the ability of CSI Compressco to successfully integrate the operations of CSI and recognize the anticipated benefits of the acquisition. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In Thousands)
Revenues	$251,092	$212,857

Cost of sales, services, and rentals	166,663	164,967
Depreciation, amortization, and accretion	38,342	23,040
Total cost of revenues	205,005	188,007
Gross profit (loss)	46,087	24,850

General and administrative expense	35,269	33,420
Interest expense, net	12,886	4,711
Other (income) expense, net	(14)	(2,598)
Income before taxes and discontinued operations	(2,054)	(10,683)
Provision for income taxes	1,568	(4,593)
Net income	(3,622)	(6,090)
Net (income) loss attributable to noncontrolling interest	(825)	(844)
Net income attributable to TETRA stockholders	$(4,447)	$(6,934)

Basic per share information:
Net income (loss) attributable to TETRA stockholders	$(0.06)	$(0.09)
Weighted average shares outstanding	78,907	78,306

Diluted per share information:
Net income (loss) attributable to TETRA stockholders	$(0.06)	$(0.09)
Weighted average shares outstanding	78,907	78,306

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In Thousands)
Revenues by segment:
Fluids Division	$99,286	$105,145
Production Testing Division	37,101	43,638
Compression Division	102,889	29,764
Offshore Division
Offshore Services	11,783	35,330
Maritech	1,506	1,376
Intersegment eliminations	(271)	(1,787)
Offshore Division total	13,018	34,919
Eliminations and other	(1,202)	(609)
Total revenues	$251,092	$212,857

Gross profit (loss) by segment:
Fluids Division	$25,365	$24,392
Production Testing Division	2,859	2,154
Compression Division	22,787	9,964
Offshore Division
Offshore Services	(5,970)	(4,983)
Maritech	1,299	(6,126)
Intersegment eliminations	—	—
Offshore Division total	(4,671)	(11,109)
Corporate overhead and eliminations	(253)	(554)
Total gross profit	$46,087	$24,847

Income (loss) before taxes by segment:
Fluids Division	$17,736	$18,477
Production Testing Division	39	(2,798)
Compression Division	2,404	5,187
Offshore Division
Offshore Services	(8,648)	(7,972)
Maritech	975	(6,539)
Intersegment eliminations	—	—
Offshore Division total	(7,673)	(14,511)
Corporate overhead and eliminations	(14,560)	(17,038)
Total income (loss) before taxes	$(2,054)	$(10,683)

Please note that the above results by Segment are inclusive of the unusual charges and expenses. Please see Schedule E for details of those unusual charges and expenses.

Schedule C: Consolidated Balance Sheet (Unaudited)

	March 31, 2015	December 31, 2014
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$34,516	$48,384
Accounts receivable, net	191,378	227,053
Inventories	199,835	189,144
Other current assets	33,460	35,967
PP&E, net	1,132,086	1,124,623
Other assets	437,600	442,665
Total assets	$2,028,875	$2,067,836

Current portion of decommissioning liabilities	$9,243	$12,758
Other current liabilities	333,306	365,886
Long-term debt	859,785	844,961
Long-term portion of decommissioning liabilities	53,397	49,983
Other long-term liabilities	28,549	28,647
Equity	744,595	765,601
Total liabilities and equity	$2,028,875	$2,067,836

Note: Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP, and net debt.

Schedule D: Long-Term and Net Debt

TETRA Technologies Inc. and its subsidiaries, excluding CSI Compressco LP and its subsidiaries, are obligated under a bank credit agreement and senior notes, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate bank credit agreement and senior notes, neither of which are obligations of TETRA and its other subsidiaries.

	March 31, 2015	December 31, 2014
	(In Thousands)
TETRA
Bank revolving line of credit facility	$91,700	$90,000
TETRA Senior Notes at various rates	305,000	305,000
Other debt	—	74
TETRA total debt	396,700	395,074
Less current portion	(90,000)	(90,074)
TETRA total long-term debt	$306,700	$305,000

CSI Compressco LP
CCLP Bank Credit Facility	$208,000	$195,000
CCLP 7.25% Senior Notes	345,085	344,961
CCLP total debt	553,085	539,961
Less current portion	—	—
CCLP total long-term debt	$553,085	$539,961
Consolidated total long-term debt	$859,785	$844,961

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures for the Company: net debt, consolidated and segment income before taxes, excluding the Maritech segment and unusual charges; Adjusted EBITDA; and free cash flow. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

In addition to financial results determined in accordance with GAAP, this press release also includes consolidated and segment income before taxes, excluding the Maritech segment and certain unusual charges. In addition, this press release includes the Adjusted EBITDA of the Company segments, and TETRA’s net debt. Schedules E, F, G, and H include reconciliation of these non-GAAP measures to the comparable GAAP measures.

Management believes that following the sale of essentially all of Maritech’s oil and gas properties, it is helpful to show the Company’s results excluding the impact of the costs and charges relating to the decommissioning of Maritech’s remaining properties since these results will show the Company’s historical results of operations on a basis consistent with expected future operations. Management also believes that the exclusion of the unusual charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted EBITDA is defined as the Company’s adjusted income before interest, taxes, depreciation, amortization and equity compensation. Adjusted EBITDA is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

Free Cash Flow is a non-GAAP measure that the Company defines as cash from operations, excluding cash settlements of Maritech ARO, less capital expenditures. Management uses this supplemental financial measure to:

•	Assess the Company’s ability to retire debt;

•	evaluate the capacity of the business to further invest and grow;

•	to measure the performance of the Company as compared to its peer group of companies; and

•	to determine the ability to pay dividends to shareholders.

Schedule E: First Quarter Unusual Charges

	Three Months Ended
	March 31, 2015
	Income Before Tax	Tax	Noncont. Interest	Net Income	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income attributable to TETRA stockholders, excluding unusual charges and Maritech	$(2,078)	$(676)	$988	$(2,390)	$(0.03)
Transaction related costs	(208)	(78)	(73)	(57)	—
Severance expense	(743)	(155)	(90)	(498)	(0.01)
Deferred tax valuation allowance and other related tax adj.	—	2,477	—	(2,477)	(0.03)
Maritech profit (loss)	975	—	—	975	0.01
Net Income (loss) attributable to TETRA stockholders, as reported	$(2,054)	$1,568	$825	$(4,447)	$(0.06)

	March 31, 2014
	Income Before Tax	Tax	Noncont. Interest	Net Income	Diluted EPS
Income attributable to TETRA stockholders, excluding unusual charges and Maritech	$(4,119)	$(1,370)	$766	$(3,515)	$(0.04)
Maritech profit (loss)	(6,539)	(2,288)	—	(4,251)	(0.05)
Other	(25)	(935)	78	832	—
Net Income (loss) attributable to TETRA stockholders, as reported	$(10,683)	$(4,593)	$844	$(6,934)	$(0.09)

Schedule F: Non-GAAP Reconciliation to GAAP Financials

	Three Months Ended
	March 31, 2015
	Net Income (Loss) Attributable to TETRA, as Reported	Non Controlling Interest	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Unusual Charges	Adjusted Income Before Tax	Interest Expense, Net	Depreciation & Amortization	Stock Option Expense	Adjusted EBITDA
	(In Thousands)
Fluids Division	$17,001	$—	$735	$17,736	$113	$17,849	$(8)	$8,719	$—	$26,560
Production Testing Division	(592)	—	631	39	386	425	(9)	6,263	—	6,679
Compression Division	990	(825)	592	2,404	407	2,811	7,906	20,045	477	31,239
Offshore Services Segment	(8,711)	—	63	(8,648)	10	(8,638)	—	2,804	—	(5,834)
Eliminations and other	3	—	—	3	—	3	—	(3)	—	—
Subtotal	8,691	(825)	2,021	11,534	916	12,450	7,889	37,828	477	58,644
Corporate and other	(14,113)	—	(453)	(14,563)	35	(14,528)	4,997	253	1,119	(8,159)
TETRA excl Maritech	(5,422)	(825)	1,568	(3,029)	951	(2,078)	12,886	38,081	1,596	50,485
Maritech	975	—	—	975	—	975	—	261	—	1,236
Total TETRA	$(4,447)	$(825)	$1,568	$(2,054)	$951	$(1,103)	$12,886	$38,342	$1,596	$51,721

	March 31, 2014
	Net Income (Loss) Attributable to TETRA, as Reported	Non Controlling Interest	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Unusual Charges	Adjusted Income Before Tax	Interest Expense, Net	Depreciation & Amortization	Stock Option Expense	Adjusted EBITDA

Fluids Division	$16,864	$—	$1,612	$18,477	$(2,275)	$16,202	$(4)	$7,830	$—	$24,028
Production Testing Division	(4,302)	—	1,504	(2,797)	1,747	(1,050)	(2)	7,563	—	6,511
Compression Division	3,708	(844)	634	5,186	—	5,186	159	3,720	202	9,267
Offshore Services Segment	(8,261)	—	289	(7,972)	34	(7,938)	27	3,331	—	(4,579)
Eliminations and other	3	—	—	3	—	3	—	(3)	—	—
Subtotal	8,013	(844)	4,040	12,897	(494)	12,403	181	22,442	202	32,557
Corporate and other	(10,695)	—	(6,345)	(17,041)	519	(16,522)	4,531	554	1,652	(9,785)
TETRA excl Maritech	(2,683)	(844)	(2,305)	(4,144)	25	(4,119)	4,711	22,996	1,854	25,442
Maritech	(4,250)	—	(2,288)	(6,539)	—	(6,539)	—	44	—	(6,495)
Total TETRA	$(6,933)	$(844)	$(4,593)	$(10,683)	$25	$10,658	$4,711	$23,040	$1,854	$18,947

Schedule G: Non-GAAP Reconciliation to Free Cash Flow

	Three Months Ended
	March 31, 2015	March 31, 2014
	(In Thousands)
TTI Consolidated
Cash from operations	$27,815	$36,070
ARO settlements	566	13,307
Capital expenditures, net of sales proceeds	(46,138)	(24,836)
Free cash flow before ARO settlements	(17,757)	24,541

CSI Compressco LP
Cash from operations	32,481	16,234
Capital expenditures, net of sales proceeds	(37,158)	(6,004)
Free cash flow	(4,677)	10,230

TTI Only
Cash from operations	(4,666)	19,836
ARO settlements	566	13,307
Capital expenditures, net of sales proceeds	(8,980)	(18,832)
Free cash flow before ARO settlements	(13,080)	14,311
Distributions from CSI Compressco LP	(7,341)	5,719
Free cash flow before ARO settlements and after distributions from CSI Compressco LP	$(5,739)	$20,030

Schedule H: Reconciliation of TETRA Net Debt

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP. The Company defines net debt as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views net debt as a measure of TETRA's ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities. A reconciliation of long-term debt to net debt as of March 31, 2015 and December 31, 2014 is provided below.

	March 31, 2015	December 31, 2014
	(In Thousands)
TETRA Net Debt:
Total debt, excluding CSI Compressco LP debt	$396,700	$395,074
Less: cash, excluding CSI Compressco LP cash	(9,045)	(14,318)
Net debt	$387,655	$380,756